SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant {  }
Filed by a Party other than the Registrant {x}

Check the appropriate box:
{ }  Preliminary Proxy Statement   { }  Confidential, for Use of the
                                        Commission Only (as permitted
{ }  Definitive Proxy Statement         by Rule 14a-6(e) (2))
{x}  Definitive Additional Materials
{ }  Soliciting Material Pursuant to Section 240.14a-11 or Section
240.14a-12


                                  HEI, Inc.
               (Name of Registrant as Specified In Its Charter)

                             FANT INDUSTRIES INC.
                  (Name of Person(s) Filing Proxy Statement)

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          0-11.

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               applies:
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          (2)  Aggregate number of securities to which transaction applies:
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          (3)  Per  unit price  or  other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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          (4)  Proposed maximum aggregate value of transaction:
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{ }  Fee paid previously with preliminary materials.

{ }  Check box if any part of  the fee is offset as provided by  Exchange Act
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     was  paid  previously.   Identify  the previous  filing  by registration
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     (1)  Amount Previously Paid:
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                             FANT INDUSTRIES INC.
                             2154 Highland Avenue
                          Birmingham, Alabama 35205



                                                       May 21, 1998

To Fellow Shareholders of HEI, Inc.:

     Two weeks ago we demanded a special meeting of shareholders, pursuant to our rights under Minnesota law. We have taken this step and the step of soliciting proxies to enable you directly to remove the obstacles to completion of our $8.00 per share cash tender offer.

     The Board has failed so far to set the meeting date. They have chosen instead to engage in a campaign of delay, and they have refused to act despite your overwhelming support for our offer. Apparently, they are satisfied with the Company's performance and believe that change is unnecessary.

     We want to consummate the offer now. We see a window of opportunity to initiate growth now. We are committed to the principle that these are matters for you to decide. To this end, we have sent the Board a second letter urging them to stop standing in the way of your decision.

     The Board itself has previously said that you, and not them, are the ones who should decide these issues. If they truly believe what they have said, they will hold the special meeting promptly and let you have your say and make your choice.

     Join us today in challenging the Board to hold the meeting promptly or explain their delay. If you have not already done so, we urge you to sign and mail the enclosed GREEN proxy card right away. No matter when the meeting is held, right now is the time for all shareholders to demand the cash premium and new leadership that we have offered.

     For our part, we will continue to do everything possible to promptly replace the current HEI Board with director nominees committed to delivering to you:

     immediate value by completing the tender offer, and

     long-term value by putting HEI on a path for earnings growth.

     If you have questions or need assistance in voting your shares, please call Beacon Hill Partners at (800) 755-5001.


                                   Anthony J. Fant

                                   FANT INDUSTRIES INC.XYZ













                             Fant Industries Inc.
                             2154 Highland Avenue
                          Birmingham, Alabama 35205
                            Phone:  (205) 933-1030


For further information contact:

Anthony J. Fant
(205) 933-1030

Richard Grubaugh
Beacon Hill Partners
(212) 843-8500


FOR IMMEDIATE RELEASE
---------------------


FANT INDUSTRIES EXTENDS OFFER FOR SHARES OF HEI, INC.
-----------------------------------------------------

NEW YORK, NEW YORK - May 21, 1998 -- The Fant Industries Inc. tender offer, proration period, and withdrawal rights have been extended and will expire on Monday, June 15, 1998 at 12:00 midnight New York City Time unless extended further. To date, approximately 1,568,000 shares of the Company's Common Stock have been tendered.

R.J. Steichen & Co. is the Dealer Manager, and Beacon Hill Partners, Inc. is the Information Agent.